SUB-ITEM 77Q3

TREASURY PORTFOLIO

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 8/31/2008
SERIES NO.: 2
FILE NUMBER: 811-2729

72DD  1 Total income dividends for which record date passed during the period
        Institutional                                 $ 126,788
      2 Dividends for a second class of open end company shares
        Private                                       $  27,956
        Personal                                      $   9,294
        Cash Management                               $ 129,692
        Reserve                                       $   1,377
        Resource                                      $  13,276
        Corporate                                     $  27,285

73A.  1 Dividends from net invesment income
        Institutional                                    0.0288
      2 Dividends for a second class of open end company shares
        Private                                          0.0258
        Personal                                         0.0232
        Cash Management                                  0.0280
        Reserve                                          0.0201
        Resource                                         0.0272
        Corporate                                        0.0285

74U.  1 Number of shares outstanding (000's omitted)
        Institutional                                 4,638,918
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Private                                       1,153,731
        Personal                                        471,005
        Cash Management                               7,556,496
        Reserve                                          36,368
        Resource                                        629,157
        Corporate                                       859,483

74V.  1 Net asset value per share (to nearest cent)
        Institutional                                     $1.00
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Private                                           $1.00
        Personal                                          $1.00
        Cash Management                                   $1.00
        Reserve                                           $1.00
        Resource                                          $1.00
        Corporate                                         $1.00